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                                                                  Exhibit (d)(2)

                                                   AMENDMENT NO. 1 TO SCHEDULE A

FUND                                                           RATE

International Value Fund                                       0.75%

Emerging Markets Fund                                          1.00%

International Growth Fund                                      0.75%

All Countries Fund/SM/                                         0.75%



This Amendment has been agreed to as of this 11th day of May, 2000 by the undersigned.

HANSBERGER GLOBAL INVESTORS, INC.


By:      /s/ Thomas L. Hansberger
         --------------------------------------------

Title:   President, CEO
         --------------------------------------------



HANSBERGER INSTITUTIONAL SERIES


By:      /s/ Thomas L. Hansberger
         --------------------------------------------

Title:   President
         --------------------------------------------